Exhibit 4(e)


                               MARGO CARIBE, INC.
                      2003 RESTRICTED STOCK AWARD AGREEMENT
                               (TIME-BASED AWARD)

     This Agreement ("Agreement") is made as of this _________, 20__ by and between ("Participant") and Margo Caribe, Inc. (the "Company").

     1. AWARD OF RESTRICTED STOCK. The Company hereby grants to Participant an award (the "Award") of restricted stock (the "Restricted Stock") consisting of ______ shares of the Company's Common Shares, $0.001 Par Value ("Common Shares"), pursuant and subject to Margo Caribe, Inc. 2003 Restricted Stock Plan (the "Plan").

     2. CONDITIONS TO PARTICIPANT'S RIGHTS UNDER THIS AGREEMENT. This Agreement shall not become effective, and Participant shall have no rights with respect to the Award or the Restricted Stock, unless both of the following events have occurred to the Company's satisfaction:

          a. Participant has fully executed this Agreement and delivered it to the company (in the Company's discretion, such execution and delivery may be accomplished through electronic means); and

          b. Participant has fully executed a stock power in the form attached as Appendix A and delivered it to the Company, including a "Medallion Guarantee" by a qualified bank, securities broker or other financial institution as further described on Appendix A. (In the Company's discretion, such requirement may be waived).

         3. RESTRICTIONS; VESTING. The Restricted Stock shall be subject to the restrictions and other terms and conditions set forth in the Plan, which are hereby incorporated herein by reference, and in this Agreement. Subject to the terms and conditions of the Plan and this Agreement, Participant's rights in and to the shares of Restricted Stock shall vest according to the following schedule:

          a. One-fifth (20%) of the shares of Restricted Stock shall vest on ________, 20__.

          b. One-fifth (20%) of the shares of Restricted Stock shall vest on _______, 20__.

          c. One-fifth (20%) of the shares of Restricted Stock shall vest on _______, 20__.


          d. One-fifth (20%) of the shares of Restricted Stock shall vest on _______, 20__.

          e. The final one-fifth of the shares of Restricted Stock shall vest on _______, 20__.


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

The shares of Restricted Stock awarded under this Agreement shall vest in accordance with the schedule set forth above unless, prior to the vesting date set forth above, the Award and the applicable shares of Restricted Stock are forfeited or become subject to accelerated vesting under the terms and conditions of the Plan. Until shares of Restricted Stock vest, Participant shall not sell, transfer, pledge, assign or otherwise encumber such shares of Restricted Stock.

     4. MANNER IN WHICH SHARES WILL BE HELD. Stock certificates evidencing the shares of Restricted Stock awarded under this Agreement shall be registered in the name of Participant and shall be delivered to and held in custody by the Company, or its designee, until the restrictions thereon shall have lapsed or any conditions to the vesting of such Award, or a portion thereof, have been satisfied. Such certificates shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award.

     In the discretion of the Company, any or all shares of Restricted Stock awarded to Participant hereunder may be issued in, or after issuance may be transferred to, book-entry form and held by the Company in such form. In such event, no stock certificates evidencing such shares will be held, the applicable restrictions will be noted in the records of the Company's transfer agent and in the book entry system, and upon vesting, Participant may request that the Company issue a stock certificate for the applicable number of Common Shares.

     5. RIGHTS OF SHAREHOLDER. Except as otherwise provided in this Agreement or the Plan, Participant shall have, with respect to the shares of Restricted Stock awarded hereunder, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any dividends as declared by the Company's Board of Directors.

     6. SHARES NON-TRANSFERABLE. No shares of Restricted Stock shall be transferable by Participant other than by will or by the laws of descent and distribution. In the event any Award is transferred or assigned pursuant to a court order, such transfer or assignment shall be without liability to the Company, and the Company shall have the right to offset against such Award any expenses (including attorneys' fees) incurred by the Company in connection with such transfer or assignment.

     7. TERMINATION OF EMPLOYMENT. Except as otherwise provided in the Plan or as determined by the Committee, if Participant's employment with the Company is terminated for any reason other than death, Disability or Qualified Retirement, all Restricted Stock held by Participant which is unvested or subject to restriction at the time of such termination shall be automatically forfeited.

     8. TAXES. No later than the date as of which an amount first becomes includable in the gross income of Participant for federal or Puerto Rico income tax purposes with respect to shares of Restricted Stock awarded under this Agreement, Participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, all federal, Puerto Rico, state or local taxes or other items of any kind required by law to be withheld with respect to such amount. Subject to the approval of the Committee, Participant may satisfy any applicable tax withholding obligation resulting from


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

the vesting of shares of Restricted Stock awarded hereunder by surrendering to Company any other unrestricted Common Shares of the Company then owned by Participant or Common Shares which are part of the Award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries and Affiliates to the extent permitted by law shall have the right to deduct any such taxes from any payment of any kind otherwise due to Participant.

     9. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or in writing, between the parties hereto relating to subject matter hereof, provided that the Agreement shall be at all times subject to the Plan as provided above.

     10. AMENDMENT: The Committee, in its sole discretion, may hereafter amend the terms of this Award, but no such amendment shall be made which would impair the rights of Participant, without Participant's consent.

     11.  DEFINITIONS:   Unless  otherwise  defined  in  this  Agreement,   each
capitalized term in this Agreement shall have the meaning given to it in the Plan.

     12. governing law: THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE commonwealth of Puerto rico.

     Participant hereby: (i) acknowledges receiving a copy of the Plan Description relating to the Plan, and represents that he or she is familiar with all of the material provisions of the Plan, as set forth in such Plan Description; (ii) accepts this Agreement and the Restricted Stock awarded pursuant hereto subject to all provisions of the Plan and this Agreement; and
(iii) agrees to accept as binding, conclusive and final ah decisions or interpretations of the Committee relating to the Plan, this Agreement or the Restricted Stock awarded hereunder.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.





                                   By: ______________________________________
                                                    Participant



                                   MARGO CARIBE, INC.




                                   By: ______________________________________
                                   Name:
                                   Title:


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


                     APPENDIX A --- IRREVOCABLE STOCK POWER


For    Value    Received,  the undersigned  does   hereby assign and transfer to
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

shares of Common Shares, $0.001 par value per share, of Margo Caribe, Inc. ("Company") represented by certificate(s) no(s). _______________________________
______________________________________________________________________________,
________________________________________________________________________________
inclusive, standing in the name of the undersigned on the books of the Company. The undersigned does hereby irrevocably constitute and appoint__________________
________________________________________________________________________________
Attorney to transfer the said stock on the books of the Company, with full power of substitution in the premises.

--------------------------------------
Printed Name

--------------------------------------
Signature

Date:_________________________________


                  IMPORTANT: The signature of the assignor (Participant) must be guaranteed by an eligible guarantor institution (bank, stock broker, savings and loan association, or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule l7Ad-15.


                                            -----------------------------------
                                            Name of Guarantor Institution

                                            -----------------------------------
                                            Signature Medallion Guaranteed


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